Exhibit 10.27.1

JOINDER AND FIRST LOAN MODIFICATION

TO SUBORDINATED LOAN AND SECURITY AGREEMENT

This Joinder and First Loan Modification to Subordinated Loan and Security Agreement (this “Agreement”) is entered into as of February 13, 2013 (“First Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 14185 Dallas Parkway, Suite 760, Dallas TX 75254 (“Bank”), (ii) MAVENIR SYSTEMS, INC., a Delaware corporation (“Mavenir”), MAVENIR HOLDINGS, INC., a Delaware corporation (“Holdings”), MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware corporation (“Mavenir IP”, and together with Mavenir and Holdings, individually and collectively, jointly and severally, the “Borrower”) each with offices located at 1651 North Glenville Drive, Suite 216, Richardson, Texas 75081, (iii) MAVENIR SYSTEMS HOLDINGS LIMITED, a company registered under the laws of England and Wales under company number 05181808 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“U.K. Holdings”), (iv) MAVENIR SYSTEMS UK LIMITED, a company registered under the laws of England and Wales under company number 04388973 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“Mavenir U.K.” and together with U.K. Holdings, the “U.K. Borrower”), and (v) MAVENIR SYSTEMS PTE LTD., a company incorporated under the laws of Singapore with registration number 200105057D and having its registered office located at 18 Mohamed Sultan Road, #03-01, Singapore 238967 (“Mavenir Singapore” or “Singapore Borrower”, and together with U.K. Holdings and Mavenir U.K., individually and collectively, jointly and severally, the “New Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 18, 2012, evidenced by, among other documents, a certain Subordinated Loan and Security Agreement dated as of October 18, 2012, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the “Intellectual Property Collateral”, as such term is defined in that certain Intellectual Property Security Agreement dated as of October 18, 2012 between Bank, Mavenir and Holdings and that certain Intellectual Property Security Agreement dated as of the November 16, 2012 between Bank and Mavenir IP (collectively and as amended, the “IP Security Agreement”, and together with any other collateral security granted by any Borrower or Guarantor to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. JOINDER AND ASSUMPTION. New Borrower is a Subsidiary of Mavenir and an affiliate of each other Borrower. New Borrower hereby joins the Loan Agreement and each of the other appropriate Existing Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Existing Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Existing Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all references to the “Obligations” of Borrower shall be deemed to include all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

4. GRANT OF SECURITY INTEREST. In addition to any liens, pledges or security interests in the Collateral granted pursuant to the other Security Documents, to secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached to the Loan Agreement and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that, upon the filing of appropriate financing statements, continuation statements or other appropriate filings, the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that expressly or by operation of law have superior priority to Bank’s Lien in this Agreement). Notwithstanding the foregoing, Bank’s security interest in the assets of New Borrower securing the Obligations of New Borrower to Bank under the Loan Agreement shall be junior and subordinate to Bank’s security interest in the assets of New Borrower securing the Obligations of Borrower under the Senior Loan Agreement (as defined in the Loan Agreement). If New Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of the Loan Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. New Borrower further covenants and agrees that following written notice from Bank, it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements or any other applicable filings, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion. Bank shall terminate the security interest granted herein in accordance with Section 4.1 of the Loan Agreement.

5. SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, so long as any Obligation remains outstanding, each Borrower irrevocably subordinates in priority and payment to the indefeasible repayment in full in cash of the Obligations all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Any Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.

6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to New Borrower (provided that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date), with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents. In addition, Borrower and New Borrower hereby represent and warrant to Bank that this Agreement has been duly executed and delivered by Borrower and New Borrower, and constitutes their legal, valid and binding obligation, enforceable against each in accordance with its terms. Hereafter, each reference to “Borrower” and/or “Debtor”) in any Loan Document shall be deemed to reference both Borrower and New Borrower.

7. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following text immediately following Section 2.4 thereof:

“2.5 Withholding. Payments received by Bank from Borrower hereunder will be made free and clear of any withholding taxes. Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires Borrower to make any such withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.”

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.1 thereof:

“4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly or by operation of law have superior priority to Bank’s Lien in this Agreement).”

and inserting in lieu thereof the following:

“4.1 Grant of Security Interest. All Obligations shall be secured by (a) the Collateral as set forth and defined herein, (b) the Collateral as set forth and defined in the U.K. Borrower Debentures, (c) the security constituted by and pursuant to the terms of the U.K. Borrower Share Charges, (d) the Collateral as set forth and defined in the Singapore Security Documents, and (e) any and all other security agreements, mortgages or other documents or instruments creating a security interest in favor of Bank, granted by any Borrower or any Guarantor now or in the future including, without limitation, pursuant to the IP Agreement (together with this Agreement, the “Security Documents”).

Without prejudice to the security interests granted in the Security Documents (other than this Agreement), Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein and pursuant to the terms of the other Security Documents (subject only to Permitted Liens that expressly or by operation of law have superior priority to Bank’s Lien in this Agreement).”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 4.2 thereof:

“4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that expressly or by operation of law have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.”

and inserting in lieu thereof the following:

“4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that, upon the filing of appropriate financing statements, continuation statements or other appropriate filings, the security interest granted herein and in the other Security Documents is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that expressly or by operation of law have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 4.3 thereof:

“4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.”

and inserting in lieu thereof the following:

“4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements and other similar statements or forms, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, may be deemed to violate the rights of Bank under the Code or the relevant Security Documents. Such financing statements and other similar statements or forms may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.”

5	The Loan Agreement shall be amended by inserting the following text at the end of Section 4.4 thereof:

“Borrower agrees to take all such steps as Bank may request in order to establish and maintain such further first priority perfected security interests (subject only to Permitted Liens that expressly or by operation of law have superior priority to Bank’s Lien under this Agreement). In addition to the foregoing, at Bank’s request, in its sole discretion, Borrower shall take all such action as may be reasonably required by Bank, to cause Australian Guarantor, Canadian Guarantor and/or any of Borrower’s or Guarantor’s Subsidiaries, to become a co-Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such entity (substantially as described on Exhibit A hereto).”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 5.2 thereof:

“5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.”

and inserting in lieu thereof the following:

“5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and under the Security Documents, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and, upon Bank’s request, taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 5.5 thereof:

“5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

and inserting in lieu thereof the following:

“5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs), taken as a whole, exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature, including, without limitation, within the meaning of the UK Insolvency Act 1986, and has not stopped paying its debts as they fall due.

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.5(a) thereof:

“(a) Maintain U.S. Borrower’s and U.K. Borrower’s (i) depository accounts and operating accounts and (ii) securities accounts (which such accounts shall represent at least eighty-five percent (85%) of the dollar value of U.S. Borrower’s and U.K. Borrower’s securities accounts at all financial institutions worldwide), each with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank, excluding however, cash collateral held at other financial institutions used to secure letters of credit or cash held as lease deposits, in each case as described in the Perfection Certificate.”

and inserting in lieu thereof the following:

“(a) Maintain U.S. Borrower’s and U.K. Borrower’s (i) depository accounts and operating accounts and (ii) securities accounts (which such accounts shall represent at least eighty-five percent (85%) of the dollar value of U.S. Borrower’s and U.K. Borrower’s securities accounts at all financial institutions worldwide), each with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank, excluding however, collections held in the U.K. Blocked Account (as defined in the Senior Loan Agreement) and cash collateral held at other financial institutions used to secure letters of credit or cash held as lease deposits, in each case as described in the Perfection Certificate.”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.5 thereof:

“8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);”

and inserting in lieu thereof the following:

“8.5 Insolvency. (a) Any Borrower is, or with respect to any U.K. Borrower is deemed for the purposes of any law applicable to such Borrower to be, unable to pay its debts (including trade debts), including, without limitation, within the meaning of the UK Insolvency Act 1986, as they become due, or otherwise becomes insolvent; (b) any U.K. Borrower or Singapore Borrower admits in writing its inability to pay its debts as they fall due; (c) any U.K. Borrower or Singapore Borrower suspends making payment on any of its uncontested debts or announces an intention to do so; (d) a moratorium is declared in respect of any of any U.K. Borrower’s or Singapore Borrower’s indebtedness; (e) by reason of actual or anticipated inability to pay debts as they fall due or insolvency, any U.K. Borrower or Singapore Borrower begins negotiations with any creditor for the rescheduling of its indebtedness; (f) any Borrower begins an Insolvency Proceeding; (g) a UK Insolvency Proceeding is begun against any U.K. Borrower; (h) a US Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) through (e) exist and/or until any Insolvency Proceeding against any Borrower is dismissed); or (i) a Singapore Insolvency Proceeding is begun against the Singapore Borrower;”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 9.4 thereof:

“9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.”

and inserting in lieu thereof the following:

“9.4 Application of Payments and Proceeds. Without prejudice to Bank’s rights under Section 6.3(c) of the Senior Loan Agreement, if an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.”

11	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.13 thereof:

“12.13 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.”

and inserting in lieu thereof the following:

“12.13 Electronic Execution of Documents. With respect to any Loan Documents signed by any party other than U.K. Borrower and Singapore Borrower, the words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.”

12	The Loan Agreement shall be amended by inserting the following text at the end of Section 12.17 thereof:

“Without limitation to the foregoing, a person who is not party to this Agreement has neither rights under the U.K. Contracts (Rights of Third Parties) Act 1999 nor rights under the Contracts (Rights of Third Parties) Act (Cap. 53B) of Singapore to enforce or enjoy the benefit of any term of this Agreement.”

13	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Canadian Guaranty, the Warrants, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower and/or any Guarantor and for the benefit of Bank in connection with the foregoing, all as amended, restated, or otherwise modified. For the sake of clarity, the Senior Loan Agreement and the documents and agreements entered into solely with respect to the Senior Loan Agreement shall not be considered “Loan Documents” under this Agreement.

and inserting in lieu thereof the following:

“Collateral” is (a) any and all properties, rights and assets of Borrower described on Exhibit A, (b) without limitation on (a) above, is any and all properties, rights and assets of Borrower which are subject to any Lien in favor of Bank.

“GAAP” is (a) in respect of U.S. Borrower, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, (b) in respect of U.K. Borrower, generally accepted accounting principles in the United Kingdom, (c) in respect of Singapore Borrower, generally accepted accounting principles in Singapore.

“Insolvency Proceeding” is a U.S. Insolvency Proceeding, a U.K. Insolvency Proceeding, a Singapore Insolvency Proceeding or any of them.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Canadian Guaranty, the Australian Guaranty the Warrants, any Security Document (including the U.K. Security Documents and the Singapore Security Documents), any Bank Services Agreement, any subordination agreement, any note, or notes payable to Bank or guaranties for the benefit of Bank, executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower and/or any Guarantor and for the benefit of Bank in connection with the foregoing, all as amended, restated, or otherwise modified. For the sake of clarity, the Senior Loan Agreement and the documents and agreements entered into solely with respect to the Senior Loan Agreement shall not be considered “Loan Documents” under this Agreement.

14	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“First Loan Modification Effective Date” is February 13, 2013.”

“Mavenir Singapore” is Mavenir Systems Pte Ltd., a company incorporated under the laws of Singapore with registration number 200105057D and having its registered office located at 18 Mohamed Sultan Road, #03-01, Singapore 238967.

“Mavenir U.K.” is Mavenir Systems UK Limited, a company registered under the laws of England and Wales under company number 04388973 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom.

“Security Documents” is defined in Section 4.1.

“Singapore Borrower” is Mavenir Singapore.

“Singapore Debenture” is that certain debenture dated as of the First Loan Modification Effective Date granted by Singapore Borrower in favor of Bank, together with any additional debenture granted by any Singapore Borrower thereafter.

“Singapore Insolvency Proceeding” means in relation to the Singapore Borrower (a) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors; (b) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed; (c) an order is made for its winding-up, administration or dissolution, or any Person presents a petition, or makes an application to or files documents with a court or any registrar, for its winding-up, administration or dissolution, or gives notice to the Bank of an intention to appoint an administrator other than, in any case, any winding up petition which is frivolous or vexatious and is discharged, stayed, or dismissed within thirty (30) days of commencement or, if earlier, the date on which it is advertised (but no Credit Extensions shall be made until such petition is dismissed); (d) any liquidator, receiver, judicial manager, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; or (e) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer.

“Singapore Security Documents” is the Singapore Debenture and any other security document as may be entered into by the Singapore Borrower in respect of security granted by the Singapore Borrower in favor of Bank thereafter.

“U.K. Blocked Account” is defined in Section 6.3(c)(ii) of the Senior Loan Agreement.

“U.K. Borrower” is the collective reference to Mavenir U.K. and U.K. Holdings.

“U.K. Borrower Debentures” means each of (i) that certain mortgage debenture dated as of the First Loan Modification Effective Date granted by Mavenir U.K. in favor of Bank and (ii) that certain mortgage debenture dated as of the First Loan Modification Effective Date granted by U.K. Holdings in favor of Bank, together with any additional mortgage debenture granted by any U.K Borrower thereafter.

“U.K. Borrower Share Charges” means each of (i) that certain first charge over the entire issued share capital of U.K. Holdings granted by U.S. Holdings as the shareholder of U.K. Holdings to Bank dated as of the First Loan Modification Effective Date and (ii) that certain first charge over the entire issued share capital Mavenir U.K. granted by U.K. Holdings as the shareholder of Mavenir U.K. to Bank dated as of the First Loan Modification Effective Date.

“U.K. Holdings” is Mavenir Systems Holdings Limited, a company registered under the laws of England and Wales under company number 05181808 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom.

“U.K. Insolvency Proceeding” means in relation to any Person: (a) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors; (b) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed; (c) an order is made for its winding-up, administration or dissolution, or any Person presents a petition, or makes an application to or files documents with a court or any registrar, for its winding-up, administration or dissolution, or gives notice to Agent of an intention to appoint an administrator other than, in any case, any winding up petition which is frivolous or vexatious and is discharged, stayed, or dismissed within thirty (30) days of commencement or, if earlier, the date on which it is advertised (but no Credit Extensions shall be made until such petition is dismissed); (d) any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; or (e) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer.

“U.K. Security Documents” is the U.K. Borrower Debentures and the U.K. Borrower Share Charges.

“United Kingdom” or “U.K.” means the United Kingdom of Great Britain and Northern Ireland.

“U.S. Borrower” is the collective reference to Mavenir, Holdings and Mavenir IP.

“U.S. Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

8. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Agreement and the Bank’s obligation to make further Credit Extensions under the Loan Agreement, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.	duly executed original signature pages to the U.K. Security Documents;

B.	duly executed original signature pages to the Singapore Security Documents;

C.	duly executed original certificate of the Secretary or a Director of each U.K. Borrower certifying the memorandum and articles of association, register of charges, specimen signatures, board resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, and (if required) written resolutions of the sole shareholder of each U.K. Borrower amending its articles of association;

D.	evidence of the establishment of the U.K. Blocked Account;

E.	duly executed original certificate of the Secretary or a Director of Singapore Borrower certifying the certificate of incorporation, memorandum and articles of association, register of members, specimen signatures and directors’ resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, and (if required) shareholder’s resolutions of the Singapore Borrower (and if required, amending its constitution documents);

F.	duly executed original signature pages to the Australian Guaranty, together with Secretary’s Certificate and completed Borrowing Resolutions for Australian Guarantor;

G.	original share certificates representing the shares in each U.K. Borrower charged in favor of Bank pursuant to the terms of the U.K. Share Charges, together with duly executed blank stock transfer forms in respect of such shares;

H.	a legal opinion of Bank’s U.K. counsel (authority/enforceability) in respect of U.K. Borrower, in form and substance acceptable to Bank, dated as of the First Loan Modification Effective Date, together with the duly executed signatures thereto;

I.	a legal opinion of Borrower’s Singapore counsel in respect of Mavenir Singapore, in form and substance acceptable to Bank, dated as of the First Loan Modification Effective Date, together with the duly executed signatures thereto;

J.	such evidence as Bank shall require and obtain confirming that there are no Liens in effect against the Collateral other than Liens in favor of Bank or other Permitted Liens;

K.	a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office in the District of Columbia, of UCC Financing Statements, naming each New Borrower as “Debtor” and Bank as “Secured Party”;

L.	a Perfection Certificate of each New Borrower and Mavenir Systems Australia Pty. Limited, together with the duly executed original signature pages thereto;

M.	evidence satisfactory to Bank that the insurance policies required for New Borrower are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

N.	such other documents as Bank may reasonably request.

9. DELIVERY OF POST-CLOSING MATTERS. Except as provided for herein, Bank confirms satisfaction of the provisions of Section 6.10 of the Loan Agreement. Notwithstanding the terms and conditions of Section 6.10(e) of the Loan Agreement, Borrower shall use commercially reasonable efforts to deliver a landlord’s consent in favor of Bank for Borrower’s leased location at 1700 International Parkway, Suite 200, Richardson, Texas 75081 by the respective landlord thereof, together with the duly executed original signature pages thereto. Within five (5) Business Days following the First Amendment Effective Date (or such later date as the Bank shall determine in its sole discretion) Borrower shall deliver to Bank the Particulars of the Charge(s) created under the Singapore Debenture, this Agreement and the Senior Loan Agreement to be registered with ACRA within 30 days of creation of the charges.

10. FEES. Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with the Existing Loan Documents and this Agreement.

11. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

12. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

13. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions (as they may be modified by this Agreement) of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

14. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

15. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Agreement.

16. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

17. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

18. COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Agreement is executed as of the date first written above.

MAVENIR SYSTEMS, INC.

By	/s/ Terrence Hungle
Name:	Terrence Hungle
Title:	Chief Financial Officer

MAVENIR HOLDINGS, INC.

By	/s/ Terrence Hungle
Name:	Terrence Hungle
Title:	Chief Financial Officer

MAVENIR SYSTEMS IP HOLDINGS, LLC

By	/s/ Terrence Hungle
Name:	Terrence Hungle
Title:	Vice President

MAVENIR SYSTEMS HOLDINGS LIMITED

By	/s/ Terrence Hungle
Name:	Terrence Hungle
Title:	Director

MAVENIR SYSTEMS UK LTD.

By	/s/ Terrence Hungle
Name:	Terrence Hungle
Title:	Director

MAVENIR SYSTEMS PTE LTD.

By	/s/ Terrence Hungle
Name:	Terrence Hungle
Title:	Director

BANK: SILICON VALLEY BANK

By	/s/ Jennifer Bentley
Name:	Jennifer Bentley
Title:	Relationship Manager

[Signature page to Joinder and First Loan Modification to Subordinated Loan Agreement]